Exhibit 10.9
KALLINA CORPORATION
c/o Laurus Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017
February 29, 2008
Applied Digital Solutions, Inc.
1690 South Congress Avenue, Suite 200
Delray Beach, FL 33445
Attention: President
Re: Amendment of $7,000,000 Note
Ladies and Gentlemen:
Reference is made to (a) the Securities Purchase Agreement dated as of August 31, 2007 by and between Applied Digital Solutions, Inc. (the “Company”) and Kallina Corporation (“Kallina”) (as amended, restated, modified and/or supplemented from time to time, the “2007 SPA”); (b) the Secured Term Note dated as of August 31, 2007 issued by the Company in favor of Kallina in the original principal amount of $7,000,000 (as amended, restated, modified and/or supplemented from time to time, the “7,000,000 Note”); and (c) the Related Agreements (as defined in the 2007 SPA and all agreements, documents and instruments executed in connection with the 2007 SPA and the $7,000,000 Note (all as amended, modified, restated and/or supplemented from time to time, and collectively with the 2007 SPA and the $7,000,000 Note, the “Transaction Documents”).
Reference is further made to the fact that pursuant to one or more instruments of assignment, Kallina assigned a portion of its interest in the Transaction Documents to Valens U.S. SPV I, LLC, Valens Offshore SPV II, Corp. and Valens Offshore SPV I, Ltd. (each a “Kallina Assignee” and collectively the “Kallina Assignees”).
The Company has requested that Kallina and the Kallina Assignees agree to a modification of the payment terms under the $7,000,000 Note and Kallina and the Kallina Assignees have agreed to do so on the terms set forth herein, on the condition that the Company enter into this letter agreement and make a prepayment of the $7,000,000 Note in the amount of $1,133,624.
In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to, and acknowledges, the following:
1. Subject to receipt by Kallina and the Kallina Assignees of the aggregate sum of $1,133,624 in prepayment of the $7,000,000 Note (to be applied first against all accrued but unpaid interest owing thereon and then to the principal balance thereunder), the $7,000,000 Note is amended by deleting Section 1.3 thereof in its in entirety and replacing such Section with the following:

“Principal Payments. Amortizing payments of the Principal Amount shall be made by the Company on October 1, 2008 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an “Amortization Date”). On the first Amortization Date, the Company shall make a payment to the Holder of the outstanding Principal Amount of $11,451.66, and on each Amortization Date thereafter, the Company shall make payments in the amount of $143,134. All payments of the Principal Amount shall be accompanied by accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.”
2. From and after the execution and delivery hereof by the parties hereto, this letter shall constitute a Related Agreement for all purposes of the Transaction Documents.
Except as specifically set forth herein, the Transaction Documents shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Kallina or any of Kallina Assignees, nor constitute a waiver of any provision of any of the Transaction Documents, except to the extent expressly provided for herein. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Very truly yours,

KALLINA CORPORATION

By:	/s/ Scott Bluestein

Name: Scott Bluestein
Title: Authorized Signatory

VALENS U.S. SPV I, LLC

By:	VALENS CAPITAL MANAGEMENT, LLC, its investment manager

By:	/s/ Scott Bluestein

Name: Scott Bluestein
Title: Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	VALENS CAPITAL MANAGEMENT, LLC, its investment manager

By:	/s/ Scott Bluestein

Name: Scott Bluestein
Title: Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

		By:	VALENS CAPITAL MANAGEMENT, LLC, its investment manager

		By:	/s/ Scott Bluestein

Name: Scott Bluestein
Title: Authorized Signatory

ACKNOWLEDGED AND AGREED:

APPLIED DIGITAL SOLUTIONS, INC.

By:	/s/ Patricia Petersen

Name: Patricia Petersen
Title: Asst. Secretary